EXHIBIT INDEX

(h)(12) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 1, 2003, on behalf of AXP Equity Value Fund, AXP Focus 20 Fund, AXP Small Cap Advantage Fund, AXP Small Cap Growth Fund and AXP Strategy Aggressive Fund.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(p)(4) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Growth Fund's subadviser Neuberger Berman Management Inc. dated Jan. 1, 2002.